Power of Attorney


STATE OF MICHIGAN	)
	)  SS
COUNTY OF WAYNE	)


	KNOW ALL BY THESE PRESENTS that I, S. Martin Taylor, do hereby constitute and appoint Susan M. Beale, Thomas A. Hughes, Bruce D. Peterson and Susan E. Riske, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

	This Power of Attorney is in full
force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS THEREOF, I have
hereto set my hand this 23rd day of June, 2004.

	/s/S. Martin Taylor

	S. Martin Taylor


Witnesses:

/s/Bonita E. McCree
Bonita
E. McCree

/s/Sharon L. Sabat
Sharon L. Sabat

STATE OF
MICHIGAN	)
	)  SS
COUNTY OF WAYNE	)

On this 23rd day of June,
2004, before me personally appeared S. Martin Taylor, to me known to be the person described who executed the foregoing Power of Attorney.


	Subscribed and sworn to before me
	the 23 day of June, 2004.


	/s/Nancy K. Steck
	Nancy K. Steck
	Notary Public - Macomb County

	Acting in Wayne County
	My Commission Expires:   5-14-2006